Exhibit (23)

CONSENT OF KPMG LLP

Board of Directors
Wachovia Corporation

We consent to the incorporation by reference in the Registration Statements of (i) Wachovia Corporation on:

	Registration		Registration
	Statement		Statement
Form	Number	Form	Number

S-3	33-50103	S-3	333-50999
S-8	33-54148	S-8	333-53549
S-8	33-60913	S-3	333-57078
S-8	33-62307	S-3	333-58299
S-8	33-65501	S-8	333-59616
S-8	333-2551	S-8	333-69108
S-8	333-10179	S-3	333-70489
S-8	333-11613	S-3	333-72150
S-8	333-14469	S-3	333-72266
S-3	333-15743	S-3	333-72350
S-3	333-17599	S-3	333-72374
S-4	333-19039-01	S-8	333-83969
S-4	333-20611	S-8	333-89299
S-3	333-31462	S-3	333-90422
S-3	333-34151	S-3	333-90593
S-8	333-36839	S-3	333-99847-01
S-8	333-37709	S-8	333-100810
S-3	333-41046	S-3	333-102490-01
S-8	333-42018	S-8	333-104811
S-8	333-43960	S-8	333-106636
S-8	333-44015	S-3	333-108615
S-3	333-47286	S-8	333-110635
S-8	333-50589

(ii)  First Union Capital I on Form S-3 (No. 333-15743-01); (iii) First Union Capital II on Form S-3 (No. 333-15743-02); (iv) First Union Capital III on Form S-3 (No. 333-15743-03); (v) First Union Institutional Capital I on Form S-4 (No. 333-19039); (vi) First Union Institutional Capital II on Form S-4 (No. 333-20611-01); (vii) First Union Capital I on Form S-3 (No. 333-90593-01); (viii) First Union Capital II on Form S-3 (No. 333-90593-02); and (ix) First Union Capital III on Form S-3 (No. 333-90593-03) of Wachovia Corporation of our report dated February 27, 2004, with respect to the consolidated balance sheets of Wachovia Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the 2003 Annual Report to Stockholders which is incorporated by reference in Wachovia Corporation’s 2003 Form 10-K.

     As discussed in Note 1 to the consolidated financial statements, effective July 1, 2001, Wachovia Corporation adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations and certain provisions of SFAS No. 142, Goodwill and Other Intangible Assets, as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001. The remaining provisions of SFAS No. 142 were adopted on January 1, 2002. Also as discussed in Note 1 to the consolidated financial statements, effective January 1, 2002, Wachovia Corporation adopted the fair value provisions of SFAS No. 123, Accounting for Stock-Based Compensation, effective for grants made in 2002. Lastly, as discussed in Note 1 to the consolidated financial statements, in 2003 Wachovia Corporation adopted the provisions of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Liabilities and Equity, and Financial Accounting Standards Board Interpretation (“FIN”) No. 46, Consolidation of Variable Interest Entities.

KPMG LLP

Charlotte, North Carolina
March 2, 2004